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                                                                      EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his or her capacity as an officer of SPACEHAB, Incorporated (the "Company"), for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his or her knowledge:

(1)  The annual report of the Company on Form 10-K for the year ended June
30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.


Dated:  September 29, 2003              /s/Michael E. Kearney
                                        ----------------------------------------
                                        Michael E. Kearney
                                        President and Chief Executive Officer


                                        /s/Julia A. Pulzone
                                        ----------------------------------------
                                        Julia A. Pulzone
                                        Senior Vice President, Finance
                                        and Chief Financial Officer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to SPACEHAB, Incorporated and will be retained by SPACEHAB, Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.